Exhibit 5.1


Fish & Richardson p.c.                                     225 Franklin Street
                                                           Boston, Massachusetts
                                                           02110-2804

Frederick P. Fish                                          Telephone
        1855-1930                                          617 542-5070

  W.K. Richardson                                          Facsimile
        1859-1951                                          617 542-8906

                                                           Web Site
                                                           www.fr.com

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delaware
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san diego
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October 13, 2004

LeCroy Corporation
700 Chestnut Ridge Road
Chestnut Ridge, NY  10977

Re:      Registration Statement on Form S-3
         Under the Securities Act of 1933, as amended


Ladies and Gentlemen:

We have acted as counsel for LeCroy Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 28,571 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission on October 13, 2004, all of which Shares may be issued pursuant to the terms of a Warrant (the "Warrant") to purchase 28,571 shares of the Common Stock of the Company, dated June 15, 2004, issued to Capital Ventures International (the "Selling Stockholder").

As such counsel, we have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate to enable us to express the opinions rendered hereby.

In our examination, we have assumed the genuineness of all signatures, the conformity to originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

Fish & Richardson p.c.

LeCroy Corporation
October 13, 2004
Page 2


Based upon the foregoing, we are of the opinion that the Shares to be offered by the Selling Stockholder, which underlie the Warrant, will, when issued as contemplated by the Warrant and the Registration Statement, be validly issued and fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Fish & Richardson P.C.

Fish & Richardson P.C.